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                                                               Exhibit 10.K(2)
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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") made as of the 18th day of December, 1996, by and between TITMUS OPTICAL, INC., a Delaware corporation ("Company") and THOMAS J. GOELTZ (the "Executive").

                              W I T N E S S E T H:
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     WHEREAS, Company and Executive are parties to that certain Employment
Agreement dated as of October 1, 1995 (the "Agreement"); and

     WHEREAS, effective January 1, 1997, executive shall be promoted to Senior Vice President - Sales of the Company; and

     WHEREAS, as a result of the change in Executive's position with the Company, the Company and Employee desire to reflect the current understanding of the parties; and

     WHEREAS, Company and Executive intend to amend the Agreement in certain respects set forth herein.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Effective January 1, 1997, the Agreement is hereby amended to reflect the promotion of Executive and therefore all references to Vice President Sales and Marketing shall be deleted and replaced with the title "Senior Vice President-Sales."

     2. Executive's period of employment in Section 2 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

        "The Executive's employment under this Agreement shall cover the period from January 1, 1997 to December 31, 1999 (the "Amended Term"). On January 1, 2000 and at the end of each two-year period thererafter, the period of employment shall be automatically extended, without further action by either party, for a two-year period (each a "Renewal Term"), unless at least six months prior to the last day of the Amended Term or any Renewal Term either party shall have served written notice on the other of its intention that the period of employment shall expire at the conclusion of such Amended Term or Renewal Term."

     3. The Base Salary of the Executive in Section 4 of the Agreement is hereby amended by deleting the phrase "One Hundred Twenty Thousand Dollars" and the number "$120,000" and replacing them with the phrase "One Hundered Thirty Five Thousand Dollars" and the number "$135,000," respectively.


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     4. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be executed, all as of the day and year first above written.



                                             TITMUS OPTICAL, INC.


                                             By: /s/ Walter Stepan
                                                 ------------------------------
                                                 Walter Stepan, Chairman

                                                 EXECUTIVE:

                                                /s/ Thomas Goeltz
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